Exhibit 23.3





            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS



     We hereby consent to the references to our firm and to the use of or reference to our report effective December 31, 2003 in the Energy Partners, Ltd. Registration Statement on Form S-3 and related prospectus.





                  RYDER SCOTT COMPANY, L.P.




Houston, Texas
July 12, 2004